SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: May 24, 1999


                         RECKSON ASSOCIATES REALTY CORP.
                                       and
                       RECKSON OPERATING PARTNERSHIP, L.P.
           (Exact name of each Registrant as specified in its Charter)


Reckson Associates Realty Corp. - Maryland                      Reckson Associates Realty Corp. -
Reckson Operating Partnership, L.P. - Delaware                  11-3233650
(State or other jurisdiction of incorporation or organization   Reckson Operating Partnership, L.P. -
                                                                11-3233647
                                                                (IRS Employer ID Number)

                                     1-13762
                            (Commission File Number)


             225 Broadhollow Road                                11747
              Melville, New York                               (Zip Code)
    Address of principal executive offices)

                                 (516) 694-6900
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 24, 1999, Reckson Associates Realty Corp. ("Reckson") announced that the stockholders of Tower Realty Trust, Inc. ("Tower") approved the merger of the two companies and that the merger was completed. As a result of the approval by Reckson stockholders relating to the consideration to be paid in the merger, only Reckson class B common stock and cash was issued in the merger.

         Approximately 11.7 million shares of Reckson class B exchangeable common stock and $107.2 million in cash was paid in total to former Tower shareholders and unitholders. The merger consideration was paid as follows: (i) approximately 0.5633 of a share of Reckson class B stock and approximately $7.51 in cash for each Tower share or unit with respect to which Tower shareholders and unitholders made the cash election and (ii) approximately 0.8364 of a share of Reckson class B stock for each Tower share or unit with respect to which Tower shareholders and unitholders made the non-cash election.

         Prior to the closing of the merger, Tower sold its Class B New York City properties consisting of four properties aggregating approximately 671,000 square feet to SL Green Realty Corp., another publicly traded REIT. Reckson has acquired, through Metropolitan Partners LLC, Tower's remaining 22 properties with an aggregate of approximately 3.5 million square feet in the Manhattan, Phoenix/Tuscon and Orlando markets.

ITEM 5.  OTHER EVENTS

          On May 24, 1999 Metropolitan Operating Partnership, L.P. ("MOP"), entered into a credit agreement with the institutions from time to time party thereto as Lenders, Warburg Dillon Read, as Arranger and Book Manager, and UBS AG, Stamford Branch ("UBS"), as Administrative Agent (the "Credit Agreement"). The Credit Facility matures on November 24, 1999. The Credit Facility is unconditionally guaranteed by Metropolitan Partners LLC and various subsidiaries of MOP. The Credit Facility provides for a maximum borrowing of up to $130 million on the closing date thereof, which amount was fully borrowed on May 24, 1999. Approximately $60 million of the loan under the Credit Agreement is secured by a mortgage (the "Secured Portion"). A subsidiary of MOP is co-obligor of the portion of the loan which is secured. The remaining $70 million of the loan is unsecured (the "Unsecured Portion"). Borrowings under the Credit Facility will bear interest, at the option of MOP, at the Base Rate or the one month Eurodollar Rate, plus 2.0% on the Secured Portion and 2.25% on the Unsecured portion. The Base Rate is defined as the fluctuating rate equal to the higher of: (i) the rate of interest announced publicly by UBS in New York, New York from time to time, as UBS's prime rate; and (ii) the sum of (A) one-half of one percent (0.50%) per annum plus (B) the federal funds rate in effect from time to time during such period. The Eurodollar Rate is generally the rate at which deposits in U.S. dollars are offered by the principal office of UBS in London, England to major banks on the London interbank market at approximately 11:00 A.M. (London time) two business days prior to the beginning of the applicable interest period, as adjusted for applicable reserve requirements.

          On June 2, 1999, Reckson closed on a private placement sale of 6,000,000 Series B Convertible Cumulative Preferred Shares, for aggregate proceeds of $150 million, to Stichting Pensioenfonds ABP and The Travelers Insurance Company. Shares of said Series B Preferred Stock are redeemable by Reckson on or after March 2, 2002. In addition, such shares are convertible into Reckson's common stock at a price of $26.05 per share. The Series B Shares accumulate dividends at an initial rate of 7.85% per annum with such rate increasing annually to a rate of 8.85% per annum from and after April 30, 2001.

         On May 26, 1999, Reckson announced that Scott Rechler has been named co-chief executive officer and president. Scott Rechler now shares the chief executive title with Chairman and co-Chief Executive Officer Donald Rechler. Additionally, Mitchell Rechler and Gregg Rechler, both executive vice presidents at Reckson, have been named co-chief operating officers.

         Reckson also announced that it has increased the dividend on its common stock by ten percent to an annualized dividend rate of $1.485 per share. Reckson's quarterly dividend of $0.37125 is payable on July 16 to shareholders of record as of July 8.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

      3.1 Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock

      10.1 Credit Agreement dated as of May 24, 1999 among Metropolitan Operating Partners, L.P., Warburg Dillon Read and UBS AG, Stamford Branch

      10.2 Guaranty Agreement dated as of May 24, 1999 among Metropolitan Operating Partners, L.P., Warburg Dillon Read and UBS AG, Stamford Branch

      10.3 Purchase Agreement dated as of May 27, 1999 among Stichting Pensioenfonds ABP, The Travelers Insurance Company, The Travelers Life and Annuity Company, The Standard Fire Insurance Company, Travelers Casualty and Surety Company, Reckson Associates Realty Corp. and Reckson Operating Partnership, L.P. relating to 6,000,000 shares of Series B Convertible Cumulative Preferred Stock

      10.4 Registration Rights Agreement among Stichting Pensioenfonds ABP, The Travelers Insurance Company, The Travelers Life and Annuity Company, The Standard Fire Insurance Company, Travelers Casualty and Surety Company and Reckson Associates Realty Corp. relating to 6,000,000 shares of Series B Convertible Cumulative Preferred Stock

      99.1   May 24, 1999 Press Release

      99.2   May 26, 1999 Press Release

      99.3   June 1, 1999 Press Release


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           RECKSON ASSOCIATES REALTY CORP.


                                           By:/s/ Michael Maturo
                                              ---------------------------------
                                              Michael Maturo
                                              Executive Vice President
                                              and Chief Financial Officer


                                           RECKSON OPERATING PARTNERSHIP, L.P.

                                           By:  Reckson Associates Realty Corp.,
                                                its General Partner


                                           By:/s/ Michael Maturo
                                              ---------------------------------
                                              Michael Maturo
                                              Executive Vice President
                                              and Chief Financial Officer

Date:  June 6, 1999